UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 1, 2018

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)
RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	333-189057-01 (Commission File Number)	94-2969738 (I.R.S. Employer Identification No.)

11250 El Camino Real, Suite 200 San Diego, California	92130 (Zip Code)

Registrant’s telephone number, including area code: (858) 677-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter)

[_]    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2018, Retail Opportunity Investments Corp. (the “Company”) and Retail Opportunity Investments Partnership, LP, the Company’s operating partnership, entered into five separate sales agreements (the “Sales Agreements”) with each of Capital One Securities, Inc., Jefferies LLC (“Jefferies”), KeyBanc Capital Markets Inc. (“KeyBanc”), Raymond James & Associates, Inc. (“Raymond James”), and Robert W. Baird & Co. Incorporated (“Baird”) (each, individually, an “Agent” and collectively, the “Agents”) pursuant to which the Company may sell, from time to time, shares of the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $250,000,000 (the “Shares”), through the Agents either as agents or principals. In addition, on April 30, 2018, the Company terminated sales agreements with Jefferies, KeyBanc and Raymond James, dated as of September 19, 2014, and with Baird, dated as of May 23, 2016, which the Company entered into in connection with its prior “at the market” offering.

Subject to the terms and conditions of the Sales Agreements, the Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, the Shares. The sales, if any, of the Shares made under the Sales Agreements will be made by means of ordinary brokers’ transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Under the terms of the Sales Agreements, the Company may also sell Shares to an Agent as principal for its own account at a price agreed upon at the time of such sale. If the Company sells Shares to an Agent as principal, it will enter into a separate terms agreement with the Agent, and it will describe this agreement in a separate prospectus supplement or pricing supplement. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, including future acquisitions and the repayment and refinancing of debt. Each Sales Agreement provides that the applicable Agent will be entitled to compensation for its services of up to 2.0% of the gross sales price of all Shares sold through it as Agent under the applicable Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreements, and may at any time suspend solicitation and offers under the Sales Agreements.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Nos. 333-211521, 333-211521-01). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated May 1, 2018, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Sales Agreements contain customary representations, warranties, and agreements of the Company and the Agents, indemnification rights and obligations of the parties and termination provisions. Copies of the Sales Agreements are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, and the descriptions of the material terms of the Sales Agreements in this Item 1.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Clifford Chance US LLP regarding the legality of the Shares.

8.1	Opinion of Clifford Chance US LLP regarding certain tax matters.

10.1	Sales Agreement, dated May 1, 2018, by and among Retail Opportunity Investments Corp., Retail Opportunity Investments Partnership, LP and Capital One Securities, Inc.

10.2	Sales Agreement, dated May 1, 2018, by and among Retail Opportunity Investments Corp., Retail Opportunity Investments Partnership, LP and Jefferies LLC.

10.3	Sales Agreement, dated May 1, 2018, by and among Retail Opportunity Investments Corp., Retail Opportunity Investments Partnership, LP and KeyBanc Capital Markets Inc.

10.4	Sales Agreement, dated May 1, 2018, by and among Retail Opportunity Investments Corp., Retail Opportunity Investments Partnership, LP and Raymond James & Associates, Inc.

10.5	Sales Agreement, dated May 1, 2018, by and among Retail Opportunity Investments Corp., Retail Opportunity Investments Partnership, LP and Robert W. Baird & Co. Incorporated

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2018	RETAIL OPPORTUNITY INVESTMENTS CORP.

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

Dated: May 2, 2018	RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

	By:	RETAIL OPPORTUNITY INVESTMENTS GP, LLC, its
general partner

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer